EXHIBIT 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13G (including amendments thereto) with regard to the Class A Common Stock, par value $0.01 per share, of Sea Container Ltd. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of December 1, 2006.

TRENTON CAPITAL MANAGEMENT, LTD.

By:	Trenton GP, Inc., its general partner

By:	/s/ Tyler F. Burke

Tyler F. Burke President

TRENTON GP, INC.

By:	/s/ Tyler F. Burke

Tyler F. Burke President

TRENTON CAPITAL, LTD.

By:	Trenton Capital Management, Ltd. its general partner

By:	Trenton GP, Inc., its general partner

By:	/s/ Tyler F. Burke

Tyler F. Burke President

TRENTON CAPITAL (QP), LTD.

By:	Trenton Capital Management, Ltd., its general partner

By:	Trenton GP, Inc., its general partner

By:	/s/ Tyler F. Burke

Tyler F. Burke President

/s/ Tyler F. Burke

Tyler F. Burke